EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-173337, Amendment No. 2 to Registration Statement No. 333-167189 and Amendment No. 1 to Registration Statement No. 333-150239 on Form S-3 and in Registration Statement No. 333-156084 on Form S-8 of Genesis Energy, L.P. of our report dated March 16, 2012, relating to the financial statements of Marathon Offshore Pipeline, L.L.C. which appears in the Current Report on Form 8-K/A of Genesis Energy, L.P. dated March 20, 2012.

/s/PricewaterhouseCoopers LLP

Houston, Texas

March 20, 2012